EXHIBIT 21

                         Subsidiaries of the Registrant
                                                              Jurisdiction of
 Name                                                           Organization

 Progress Federal Savings Bank..................................United States
 Eagle Service Corporation.......................................Pennsylvania
 Pilot Financial Corporation.....................................Pennsylvania
 Dolphin Service Corporation.....................................Pennsylvania
 PFSB, Inc.........................................................New Jersey
 Pelham Bay Professional Center, Inc.............................Pennsylvania
 RabPub, Inc.......................................................New Jersey
 Diversified Investment Services Corporation.....................Pennsylvania
 Fox Acquiring, Inc..............................................Pennsylvania
 Progress Realty Advisors........................................Pennsylvania
 Progress Realty Advisors, L.P...................................Pennsylvania
 Quaker State Financial Corporation..............................Pennsylvania